EXHIBIT 15.1
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

Name                        State of Incorporation                  Names Under Which It Does Business
----                        ----------------------                  ----------------------------------
B2B Beijing Information             China                           B2B Beijing Information
Technologies, Ltd.                                                   Technologies, Ltd.